UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2023

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway,
Suite 400, Moon Township, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Vivek Gupta, Chief Executive Officer and President.

On March 15, 2023, Mastech Digital, Inc. (the “Company”) amended its Fourth Amended and Restated Executive Employment Agreement, dated as of March 20, 2019 (the “Gupta Employment Agreement”), with Vivek Gupta, the Company’s Chief Executive Officer and President, by replacing the prior compensation schedule attached thereto with a revised compensation schedule (the “Revised Gupta Compensation Schedule”).

The Revised Gupta Compensation Schedule is effective April 1, 2023 and amends the Gupta Employment Agreement by providing that (i) Mr. Gupta’s base salary shall be $585,000 per year, subject to review and modification annually by the Company; and (ii) Mr. Gupta is eligible to earn an annual performance-based cash bonus of $282,000 (the “Gupta Performance-Based Cash Bonus”) for the achievement of certain financial and operational targets, which targets, and the bonus dollars tied to such targets, will be determined by the Company’s Board of Directors on an annual basis.

Under the Revised Gupta Compensation Schedule, the Gupta Performance-Based Cash Bonus for the 2023 calendar year will be based on (i) the Company’s Consolidated Revenues; (ii) the Company’s Consolidated Gross Profit Dollars; (iii) the Company’s Non-GAAP Diluted Earnings Per Share; and (iv) the Company’s Offshore Staffing December 2023 Annual Run-rate Revenue.

Except as amended by the Revised Gupta Compensation Schedule, the terms of the Gupta Employment Agreement are unchanged and remain in full force and effect.

Amendment to Employment Agreement with John J. Cronin, Jr., Chief Financial Officer.

On March 15, 2023, the Company amended its Third Amended and Restated Executive Employment Agreement, dated as of March 20, 2019 (the “Cronin Employment Agreement”), with John J. Cronin, Jr., the Company’s Chief Financial Officer, by replacing the prior compensation schedule attached thereto with a revised compensation schedule (the “Revised Cronin Compensation Schedule”).

The Revised Cronin Compensation Schedule is effective April 1, 2023 and amends the Cronin Employment Agreement by providing that (i) Mr. Cronin’s base salary shall be $450,000 per year, subject to review and modification annually by the Company; and (ii) Mr. Cronin is eligible to earn an annual performance-based cash bonus of $184,000 (the “Cronin Performance-Based Cash Bonus”) for the achievement of certain financial and operational targets, which targets, and the bonus dollars tied to such targets, will be determined by the Company’s Chief Executive Officer on an annual basis.

Under the Revised Cronin Compensation Schedule, the Cronin Performance-Based Cash Bonus for the 2023 calendar year will be based on (i) the Company’s Consolidated Revenue; (ii) the Company’s Non-GAAP Diluted Earnings Per Share; and (iii) the Company’s Consolidated Gross Profit Dollars.

Except as amended by the Revised Cronin Compensation Schedule, the terms of the Cronin Employment Agreement are unchanged and remain in full force and effect.

The foregoing descriptions of the Revised Gupta Compensation Schedule and the Revised Cronin Compensation Schedule do not purport to be complete and are qualified in their entirety by the full text of (i) the Revised Gupta Compensation Schedule; and (ii) the Revised Cronin Compensation Schedule, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Schedule A-7, dated March 15, 2023, to Fourth Amended and Restated Executive Employment Agreement, dated as of March 20, 2019, between Mastech Digital Technologies, Inc., Mastech Digital, Inc. and Vivek Gupta.

10.2	Schedule A-12, dated March 15, 2023, to Third Amended and Restated Executive Employment Agreement, dated as of March 20, 2019, between Mastech Digital Technologies, Inc., Mastech Digital, Inc. and John J. Cronin, Jr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin
	Name:	John J. Cronin
	Title:	Chief Financial Officer

Date: March 17, 2023